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EXHIBIT 99.0

                       MAS FINANCIAL CORP.

1710 E. Division St.                          Tel: (812) 479-7266
Evansville, IN 47711                          Fax: (812) 479-7267
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                       CONSULTING AGREEMENT

This Agreement is entered into on this 9th day of March, 1999 by and between MAS Financial Corp. (hereinafter referred to as "MAS"), and CoalCorp Pty. Ltd. and Gordon Neil Subloo, their heirs, designees or assignees, (hereinafter collectively referred to as "Client"), and is made with reference to the following recitations:

Whereas, MAS has skills and expertise in the fields of business consulting, due diligence, mergers and acquisitions, and public and private offering structuring and transactions, and,

Now, therefore, the parties hereto hereby agree and covenant as follows:

(1) MAS agrees to do all of the following acts:

	*	Name Change and New Stock Certificates
	*	Change of officers and directors and resignation of present board
	*	15C211 prepared and filed with NASD.
	*	Arrange for a merger transaction with the Acquisition company.
	*	Obtain CUSIP number.
	*	Obtain a stock symbol for trading on the OTC Bulletin Board.
	*	Furnish Market Maker.
	*	Any other document or act needed to complete the merger transaction.

(2)  Client agrees to pay MAS a total of $11,000 on following schedule:

* US$5,000 prior to filing of form 15C211 with NASD
* US$1,500 quarterly consulting fee payable March 1, 1999.
* US$1,500 quarterly consulting fee payable June 1, 1999.
* US$1,500 quarterly consulting fee payable September 1, 1999.
* US$1,500 quarterly consulting fee payable December 1, 1999

(3) MAS is not rendering legal or accounting advise to Client. Each party is responsible for all of it's own professional, legal, accounting, Broker-Dealer, and consulting fees as they may apply to each party.

(4) Should Client terminate this transaction for any reason other than the malfeasance or nonperformance of MAS prior to the acquisition of the Acquisition company, all monies paid to MAS up until that point shall be retained by MAS as liquidated damages. The parties agree to the reasonableness of these liquidated damages. All documents and work product prepared for or on behalf of Client by MAS up until that point shall become the property of the Client.

(5) This agreement shall be governed by the laws of the State of Indiana in any dispute. The parties agree to the jurisdiction of the Courts of the State of Indiana and the United States District Court for the Southern District of Indiana as the forums for the resolution of any legal disputes between the parties. Client agrees to pay court costs, attorney fees in a reasonable amount, and interest on any unpaid balances at the judgment rate then in effect in the State of Indiana should it become necessary for MAS to engage in legal action to recover any portion of the stock sold or any other fees from Client.

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(6) Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, MAS may requires up to 180 days to perform due diligence on any assignee of Client, and may reject any assignee not qualified by MAS.

(7) This documents contains the entire agreement between the parties hereto. No oral or other representation or warranty has been given to Client by MAS, and this agreement controls over any and all oral representations made by any party to this transaction. This agreement may only be modified by a writing, signed by the parties.

(8) Each party agrees to execute all of the documents and do all of the things necessary to effectuate the purpose of this agreement, without delay or limitations.


Accepted and Agreed:                  Accepted and Agreed:

/s/ Aaron Tsai                        /s/ Gordon N. Subloo
_____________________________         ___________________________
MAS Financial Corp.                   MAS Acquisition VI Corp.
By: Mr. Aaron Tsai, President         By: Mr. Gordon N. Subloo,
                                          Chief Executive Officer

                                      /s/ Gordon N. Subloo
                                      ___________________________
                                      Mr. Gordon N. Subloo

Mailing Address:                      Mailing Address:

MAS Financial Corp.                   MAS Acquisition VI Corp.
1710 E. Division St.                  35 Grafton Street
Evansville, IN 47711                  Cairns QLD. 4870
                                      Australia

                                           Mr. Gordon N. Subloo
                                           P.O. Box 328E
                                           Earlville, Cairns QLD. 4870
                                           Australia